                            SCHEDULE 14A INFORMATION

             STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12.

                              GRIFFON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              GRIFFON CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 7, 2001
                            ------------------------

To our Stockholders:

     An annual meeting of stockholders will be held at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York on Wednesday, February 7, 2001 beginning at 10:00 a.m. At the meeting, you will be asked to vote on the following matters:

     1. Election of four directors, each for a term of three years.

     2. Adoption of our 2001 Stock Option Plan, set forth as Exhibit "A".

     3. Any other matters that properly come before the meeting.

     The above matters are set forth in the proxy statement attached to this notice to which your attention is directed.

     If you are a stockholder of record at the close of business on December 26, 2000, you are entitled to vote at the meeting or at any adjournment or postponement of the meeting. This notice and proxy statement are first being mailed to stockholders on or about December 28, 2000.

                                         By Order of the Board of Directors,

                                              EDWARD I. KRAMER
                                                 Secretary

Dated: December 28, 2000
      Jericho, New York

                              GRIFFON CORPORATION
                             100 JERICHO QUADRANGLE
                            JERICHO, NEW YORK 11753
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                          WEDNESDAY, FEBRUARY 7, 2001
                            ------------------------

     Our annual meeting of stockholders will be held on Wednesday, February 7, 2001 at the deSeversky Conference Center, Northern Boulevard, Old Westbury, New York at 10:00 a.m. This proxy statement contains information about the matters to be considered at the meeting or any adjournments or postponements of the meeting.

                               ABOUT THE MEETING

WHAT IS BEING CONSIDERED AT THE MEETING?

     You will be voting on the following:

     - election of directors and

     - adoption of our 2001 Stock Option Plan, set forth as Exhibit "A".

In addition, our management will report on our performance during fiscal 2000 and respond to your questions.

WHO IS ENTITLED TO VOTE AT THE MEETING?

     You may vote if you owned stock as of the close of business on December 26, 2000. Each share of stock is entitled to one vote.

HOW DO I VOTE?

     You can vote in two ways:

     - by attending the meeting or

     - by completing, signing and returning the enclosed proxy card.

CAN I CHANGE MY MIND AFTER I VOTE?

     Yes, you may change your mind at any time before the vote is taken at the meeting. You can do this by (1) signing another proxy with a later date and returning it to us prior to the meeting or filing with our corporate secretary a written notice revoking your proxy, or (2) voting again at the meeting.

WHAT IF I RETURN MY PROXY CARD BUT DO NOT INCLUDE VOTING INSTRUCTIONS?

     Proxies that are signed and returned but do not include voting instructions will be voted (1) FOR the election of the nominee directors and (2) FOR the adoption of our 2001 Stock Option Plan.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

     It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is American Stock Transfer & Trust Company, 800-937-5449.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

     If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy. Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms generally have the authority to vote customers' unvoted shares on certain "routine" matters, including the election of directors and certain stock option plans. When a brokerage firm votes its customer's unvoted shares, these shares are counted for purposes of establishing a quorum. At our meeting these shares will be counted as voted by the brokerage firm in the election of directors and for the 2001 Stock Option Plan.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

     Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by mail. In order for us to conduct our meeting, a majority of our outstanding shares as of December 26, 2000 must be present at the meeting. This is referred to as a quorum. On December 26, 2000, there were 29,681,197 shares outstanding and entitled to vote.

WHAT VOTE IS REQUIRED TO ELECT DIRECTORS?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting on the item will be required to elect each director. Shares not voted will have no effect on the vote for election of directors.

WHAT VOTE IS REQUIRED TO APPROVE THE 2001 STOCK OPTION PLAN?

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. Shares not voted will have no effect on the vote for the 2001 Stock Option Plan.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Our certificate of incorporation provides for a board of directors consisting of not less than twelve nor more than fourteen directors, classified into three classes as nearly equal in number as possible, whose terms of office expire in successive years. Our board of directors now consists of twelve directors as set forth below.

        CLASS I                  CLASS II                  CLASS III
  (TO SERVE UNTIL THE      (TO SERVE UNTIL THE        (TO SERVE UNTIL THE
   ANNUAL MEETING OF        ANNUAL MEETING OF          ANNUAL MEETING OF
 STOCKHOLDERS IN 2002)    STOCKHOLDERS IN 2003)      STOCKHOLDERS IN 2001)
-----------------------  ------------------------  -------------------------
Bertrand M. Bell (2)(3)      Robert Balemian          Henry A. Alpert (2)
 Martin S. Sussman (1)        Harvey R. Blau       Abraham M. Buchman (1)(2)
 Joseph J. Whalen (1)        Ronald J. Kramer      Rear Admiral Clarence A.
    Lester L. Wolff      Lieutenant General James     Hill, Jr. (Ret.)(2)
                           W. Stansberry (Ret.)    William H. Waldorf (1)(3)

---------------
(1) Member of Audit Committee.

(2) Member of Compensation Committee.

(3) Member of Ethics Oversight Committee.

     Henry A. Alpert, Abraham M. Buchman, Rear Admiral Clarence A. Hill, Jr. (Ret.) and William H. Waldorf, directors in Class III, are to be elected at this Annual Meeting of Stockholders to hold office until the Annual Meeting of Stockholders in 2004 or until their successors are chosen and qualified.

     Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of the aforesaid nominees (each of whom is now a director) unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the board of directors. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve.

NOMINEE BIOGRAPHIES

     MR. HENRY A. ALPERT (53) has been a director since February 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, for more than the past five years. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund.

     MR. ABRAHAM M. BUCHMAN (84) has been a director since 1966. Mr. Buchman has been a practicing attorney in the State of New York for more than the past five years and is a partner in the law firm of Buchman & O'Brien.

     REAR ADMIRAL CLARENCE A. HILL, JR. (RET.) (80) has been a director since 1982. Rear Admiral Hill was an officer in the United States Navy for more than thirty-five years prior to his retirement in 1973. Since retirement, Rear Admiral Hill has been acting as an independent consultant with respect to the utilization of advanced concepts of system modeling and manpower survey techniques. From 1975 to date, Rear Admiral Hill has been Vice President, Treasurer and a director of the Naval Aviation Foundation which supports Naval Aviation plans and programs.

     MR. WILLIAM H. WALDORF (62) has been a director since 1963. He has been President of Landmark Capital, Inc., an investment firm, for more than the past five years. Mr. Waldorf is a director of Kayne Anderson Mutual Funds.

STANDING DIRECTOR BIOGRAPHIES

     MR. ROBERT BALEMIAN (61) has been President and a director since 1982. Mr. Balemian was Vice President from February 1976 through December 1978 and Vice President of Finance from December 1978 until March 1982.

     DR. BERTRAND M. BELL (71) has been a director since 1976. Dr. Bell has been Professor of Medicine at Albert Einstein College of Medicine for more than the past five years and was appointed Distinguished Professor in September 1992.

     MR. HARVEY R. BLAU (65) has been Chairman of the Board since 1983. Mr. Blau also is Chairman of the Board of Aeroflex Incorporated, a diversified manufacturer of military and industrial products, a director of Nu Horizons Electronics Corp., a distributor of electronic components, and a director of Reckson Associates Realty Corp. a real estate investment trust. See
"Management -- Certain Transactions."

     MR. RONALD J. KRAMER (42) has been a director since 1993. Since July 1999, Mr. Kramer has been a Managing Director of Wasserstein Perella & Co., Inc. an investment banking firm. From June 1995 to July 1999, Mr. Kramer was Chairman and CEO of Ladenburg, Thalmann Group Inc., an investment banking firm. Mr. Kramer is the son-in-law of Mr. Harvey R. Blau.

     LIEUTENANT GENERAL JAMES W. STANSBERRY (RET.) (73) has been a director since 1991. He was an officer in the United States Air Force for thirty-five years prior to his retirement in 1984. Since 1984, Lieutenant General Stansberry has been President of Stansberry Associates International, Inc., an independent consultant specializing in strategic planning for aerospace and defense firms. In fiscal 2000, Telephonics Corporation, our wholly-owned subsidiary, paid $42,000 to Stansberry Associates International, Inc. in consulting fees.

     MR. MARTIN S. SUSSMAN (63) has been a director since 1989. He has been a practicing attorney in the State of New York since 1961, and has been a member of the law firm of Seltzer, Sussman & Habermann for more than the past five years.

     MR. JOSEPH J. WHALEN (68) has been a director since July 1999. He was a partner at Arthur Andersen LLP for more than five years prior to his retirement in 1994. Mr. Whalen is also a director of Interpool, Inc., a company engaged in the leasing of transportation equipment.

     MR. LESTER L. WOLFF (81) has been a director since 1987. He has been President of Lester Wolff Enterprises Limited, a public relations firm, since 1981. Mr. Wolff served as a member of the U.S. House of Representatives from 1964 to 1981. Mr. Wolff is a director of U.S. Asia International Publications, Inc., a magazine publisher. In fiscal 2000, Telephonics Corporation, our wholly-owned subsidiary, paid $42,000 to Lester Wolff Enterprises Limited in consulting fees.

DIRECTORS' COMPENSATION

     Directors who are not our employees receive an annual fee of $15,000 and a fee of $1,200 for each board of directors or committee meeting attended. In addition, under our Outside Director Stock Award Plan, each non-employee director receives at the time of the Annual Meeting of Stockholders each year, shares of our common stock having a market value of $10,000. All shares awarded under this plan vest over a period of three years. In 2000, an aggregate of 13,850 shares were granted under this plan.

     During the fiscal year ended September 30, 2000 there were:

     - four meetings of the board of directors,

     - four meetings of the Audit Committee, and

     - two meetings of the Compensation Committee.

     Our Audit Committee is involved in discussions with management and our independent public accountants with respect to financial reporting and our internal accounting controls. The committee recommends to the board the appointment of our independent auditors. The independent auditors periodically meet alone with the committee and always have unrestricted access to the committee. Our Compensation Committee awards stock options to officers and employees and recommends executive compensation. See "Compensation Committee Report on Executive Compensation." Our Ethics Oversight Committee is responsible for establishing and maintaining procedures for receipt, investigating and reporting of information and reports concerning alleged violations of our Code of Business Ethics and Standards of Conduct. We have no standing nominating committee. Each director attended or participated in at least 75% of the meetings of the board of directors and the committees on which he served.

               PROPOSAL 2 -- ADOPTION OF THE GRIFFON CORPORATION
                             2001 STOCK OPTION PLAN

INTRODUCTION

     At the meeting, you will be asked to vote on the adoption of the Griffon Corporation 2001 Stock Option Plan. The board of directors has authorized the 2001 Stock Option Plan, subject to stockholder approval.

     We believe that our long-term success depends upon our ability to attract and retain key officers and employees and to motivate their best efforts on our behalf. Officers and employees of the Company or a subsidiary are eligible to participate in the 2001 Stock Option Plan. We believe that the 2001 Stock Option Plan will be an important part of our compensation to officers and employees, particularly since as of December 26, 2000 we only have 147,250 shares of common stock available for grant under our existing stock option plans.

     The 2001 Stock Option Plan is set forth as Exhibit "A" to this proxy statement. The principal features of the 2001 Stock Option Plan are summarized below, but the summary is qualified in its entirety by the full text of the 2001 Stock Option Plan.

STOCK SUBJECT TO THE PLAN

     The stock to be offered under the 2001 Stock Option Plan consists of shares of our common stock, whether authorized but unissued or reacquired. Up to 1,250,000 shares of common stock may be issuable upon the exercise of all stock options under the 2001 Stock Option Plan. The number of shares issuable is also subject to adjustments upon the occurrence of certain events, including stock dividends, stock splits, mergers, consolidations, reorganizations, recapitalizations, or other capital adjustments. No individual may be granted options to purchase more than an aggregate of 500,000 shares of common stock pursuant to the Plan.

ADMINISTRATION OF THE PLAN

     The 2001 Stock Option Plan is to be administered by our board of directors or by a compensation committee or a stock option committee consisting of no fewer than two "non-employee directors," as defined in the Securities Exchange Act of 1934. We expect that our compensation committee will administer the 2001 Stock Option Plan.

     Subject to the terms of the 2001 Stock Option Plan, the board of directors or the committee may determine and designate the individuals who are to be granted stock options under the 2001 Stock Option Plan, the number of shares to be subject to options and the nature and terms of the options to be granted. The board of directors or the committee also has authority to interpret the 2001 Stock Option Plan and to prescribe, amend and rescind the rules and regulations relating to the 2001 Stock Option Plan. Although the board of directors or the committee may amend or modify any outstanding stock option in any manner not inconsistent with the terms of the 2001 Stock Option Plan, the board of directors or the committee do not have the right to reprice any outstanding options, either by lowering the exercise price or by cancelling and regranting.

GRANT OF OPTIONS

     The officers and employees of the Company, and its subsidiaries and affiliates, are eligible to participate in the 2001 Stock Option Plan.

     The options to be granted under the 2001 Stock Option Plan will be non-qualified stock options or incentive stock options. The exercise price for the options will be the fair market value of our common stock on the date of grant of the stock option (or in the case of incentive stock options granted to any individual who owns stock possessing more than 10% of the total combined voting power of all of our voting stock, 110% of such fair market value). The committee must adjust the option price, as well as the number of shares subject to such option, in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in our capital.

EXERCISE OF STOCK OPTIONS

     Stock options granted under the 2001 Stock Option Plan shall expire not later than ten years from the date of grant.

     Stock options granted under the 2001 Stock Option Plan become exercisable up to half on the first anniversary of the grant date and up to all on the second anniversary of the grant date unless otherwise specified by the committee.

     Upon the exercise of a stock option, optionees may pay the exercise price in cash, by certified or bank cashiers check or, at our option, in shares of our common stock valued at its fair market value on the date of exercise, or a combination of cash and stock. Withholding and other employment taxes applicable to the exercise of an option shall be paid by the optionee at such time as the board of directors or the committee determines that the optionee has recognized gross income under the Internal Revenue Code of 1986, as amended, resulting from such exercise. These taxes may, at our option, be paid in shares of our common stock.

     A stock option is exercisable during the optionee's lifetime only by him and cannot be exercised by him unless, at all times since the date of grant and at the time of exercise, he is employed by us or any of our subsidiaries or affiliates, except that, upon termination of his employment (other than (1) by death, (2) by total disability followed by death in the circumstances provided below or (3) by total disability), he may exercise an option for a period of two years after his termination but only to the extent such option is exercisable on the date of such termination (except for incentive stock options which may be exercised for a period of three months). In the discretion of the committee, options shall be transferable including transfers to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership, or (4) an estate planning vehicle primarily for the optionee's family.

     Upon termination of all employment by total disability, the optionee may exercise such options at any time within five years after his termination (one year for incentive stock options), but only to the extent such option is exercisable on the date of such termination.

     In the event of the death of an optionee (1) while an employee of us or any subsidiary or affiliate, (2) within two years (three months for incentive stock options) after termination of all employment with us or any subsidiary or affiliate (other than for total disability) or (3) within five years (one year for incentive stock options) after termination on account of total disability of all employment with us or any subsidiary or affiliate, the optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise the optionee's option at any time within the period of five years (one year for incentive stock options) from the date of death. In the case of clauses (1) and (3) above, the option shall be exercisable in full for all the remaining shares covered by it, but in the case of clause (2) the option shall be exercisable only to the extent it was exercisable on the date of such termination of employment.

CHANGE IN CONTROL

     In the event of a "change in control," at the option of the committee (a) all options outstanding on the date of the change in control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after the change in control any option or portion of an option which was granted more than six (6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the fair market value (on the date of surrender) of the shares of common stock subject to the option or portion thereof surrendered, over the aggregate purchase price for such shares under the option.

     For the purposes of the 2001 Stock Option Plan, a change in control is defined as:

     - a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934; or

     - if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the company or any "person" who on the date of the adoption of the 2001 Stock Option Plan is a director or officer of the company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities representing ten percent (10%) or more of the voting power of our then outstanding securities; or

     - if during the term of the 2001 Stock Option Plan, individuals who at the effective date of the Plan constitute the board of directors, cease for any reason to constitute at least a majority of the board of directors.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive stock options granted under the 2001 Stock Option Plan are intended to be qualified incentive stock options in accordance with the provisions of Section 422 of the Code. All other options granted under the 2001 Stock Option Plan are non-qualified options not entitled to special tax treatment under Section 422 of the Code. Generally, the grant of an incentive stock option will not result in taxable income to the recipient at the time of the grant, and we will not be entitled to an income tax deduction at such time. The grant of non-qualified options will not result in taxable income to the recipient at the time of the grant. So long as such option does not result in taxable income to the recipient at the time of the grant, we will not be entitled to an income tax deduction.

     Upon the exercise of an incentive stock option granted under the 2001 Stock Option Plan, the recipient will not be treated as receiving any taxable income, and we will not be entitled to an income tax deduction. Upon the exercise of a non-qualified option, an employee who is not a director or officer of the company will be treated as receiving compensation, taxable as ordinary income, in an amount equal to the excess of the fair market value of the underlying shares of our common stock at the time of exercise, over the exercise price.

The date of recognition and determination of the ordinary compensation income attributable to shares received upon exercise of an option by an officer of the company, while he or she is subject to Section 16(b) of the Securities Exchange Act of 1934, is generally delayed until six months after such exercise, unless that person elects to be taxed as of the date of exercise. We will receive an income tax deduction for the amount treated as compensation income to the recipient at the time and in the amount that the recipient recognizes such income.

     Upon subsequent disposition of the shares subject to the option, any differences between the tax basis of the shares and the amount realized on the disposition is generally treated as long-term or short-term capital gain or loss, depending on the holding period of the shares of our common stock; provided, that if the shares subject to an incentive stock option are disposed of prior to the expiration of two years from the date of grant and one year from the date of exercise, the gain realized by the optionee as ordinary compensation would be the lesser of (1) the fair market value of the shares on the date of exercise less the option exercise price; or (2) the amount realized on disposition minus the option exercise price. Any remaining gain would be treated as capital gain.

     With respect to non-qualified stock options, the tax basis of the shares of our common stock received by the recipient will be the fair market value on the date the recipient is considered to have received taxable compensation income, and the holding period of the shares will begin the day after such date.

RECOMMENDATION OF THE BOARD

     Our board of directors believes that it is in our best long-term interests to have available for issuance under a stock option plan a sufficient number of shares to attract, retain and motivate our highly qualified officers and employees by tying their interests to our stockholders' interests. Accordingly, subject to the approval of our stockholders, our board of directors has adopted the 2001 Stock Option Plan under which options to acquire 1,250,000 shares may be granted.

     The affirmative vote of a majority of the votes represented in person or by proxy on this item at the annual meeting is required for approval of the 2001 Stock Option Plan.

     Our board of directors recommends a vote FOR approval of the 2001 Stock Option Plan.

                                STOCK OWNERSHIP

     The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the "Summary Compensation Table," for all executive officers and directors as a group, and, based solely on filings with the Securities and Exchange Commission, except as otherwise indicated, for each holder of more than five percent of our common stock as of November 30, 2000:

                                                                 COMMON STOCK
                                                                 BENEFICIALLY
NAME OF BENEFICIAL OWNER                                           OWNED(1)
------------------------                                      ------------------
FMR Corp.(2)................................................  2,700,000  (9.1%)
Dimensional Fund Advisors, Inc.(3)..........................  2,313,800  (7.8%)
Reich & Tang Asset Management L.P.(4).......................  1,693,500  (5.7%)
Patrick L. Alesia(5)........................................    157,694
Henry A. Alpert(7)(8).......................................     15,528
Robert Balemian(5)(6)(9)....................................  2,114,681  (6.0%)
Bertrand M. Bell(7).........................................     12,105
Harvey R. Blau(5)(6)(10)(11)................................  3,081,414  (8.8%)
Abraham M. Buchman(7).......................................     11,536
Rear Admiral Clarence A. Hill, Jr.(Ret.)(7).................     13,568
Edward I. Kramer(5)(11)(12).................................    114,685
Ronald J. Kramer(7)(13).....................................     26,685
Lieutenant Gen. James W. Stansberry(Ret.)(7)(14)............     19,505
Martin S. Sussman(7)........................................      8,105
William H. Waldorf(7).......................................     10,302
Joseph J. Whalen(7).........................................      1,385
Lester L. Wolff(7)..........................................      8,105
Griffon Corporation Employee Stock Ownership Plan(15).......  2,415,683  (8.1%)
Directors and executive officers as a group (14
  persons)(16)..............................................  5,595,298  (16.0%)

---------------
 (1) No officer or director beneficially owns more than one percent of the issued and outstanding shares of our common stock unless otherwise indicated. Ownership represents sole voting and investment power, except where otherwise indicated.

 (2) Reflects shares beneficially owned by FMR Corp. ("FMR"). FMR holds sole dispositive power with respect to 2,700,000 shares and sole voting power with respect to no shares. All shares were beneficially owned by FMR's wholly-owned subsidiary, Fidelity Management and Research Company. The address for FMR is 82 Devonshire Street, Boston, Massachusetts 02109.

 (3) Reflects shares beneficially owned by Dimensional Fund Advisors, Inc. ("Dimensional"). Dimensional holds sole dispositive power and sole voting power with respect to 2,313,800 shares. The address for Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

 (4) Reflects shares beneficially owned by Reich & Tang Asset Management L.P. ("Reich & Tang"). Reich & Tang holds shared voting power with respect to 1,693,500 shares and sole dispositive power with respect to no shares. The address for Reich & Tang is 600 Fifth Avenue, New York, New York 10020.

 (5) Includes for Messrs. Blau, Balemian, Alesia and Edward I. Kramer, 2,270,000, 1,580,000, 100,000 and 72,500 shares, respectively, issuable with respect to options currently exercisable and options which become exercisable within 60 days under our stock option plans. See
     "Management -- Stock and Compensation Plans."

 (6) Includes for Messrs. Blau and Balemian, 191,010 shares of common stock credited to each of them in deferred stock under our Senior Management Incentive Compensation Plan. See "Management -- Stock and Compensation Plans."

 (7) Includes shares of common stock granted pursuant to our Outside Director Stock Award Plan. See "Management -- Stock and Compensation
     Plans -- Outside Director Stock Award Plan."

 (8) Includes 9,500 shares owned by the Spartan Petroleum Profit Sharing Trust of which Mr. Alpert is one of two trustees.

 (9) Includes 3,000 shares owned by Mr. Balemian's son.

(10) Includes 255,551 shares owned by Mr. Blau's wife.

(11) The Blau, Kramer, Wactlar & Lieberman, P.C. Profit Sharing Plan, of which Mr. Blau and Mr. Edward I. Kramer are two of three trustees, owns 64,715 shares of common stock of the company. Included in common stock beneficially owned are 57,556 and 5,388 shares allocated to Mr. Blau and Mr. Kramer, respectively.

(12) Includes 297 shares owned by Mr. Edward I. Kramer's wife.

(13) Includes 4,100 shares owned by Mr. Ronald J. Kramer's wife and daughters and 8,000 shares owned by a limited partnership of which Mr. Kramer is a general partner, as to which Mr. Kramer disclaims beneficial ownership of such shares which are in excess of his pecuniary interest.

(14) Includes 10,650 shares owned by Lieutenant General Stansberry's wife and 1,750 shares owned by the Stansberry Associates Money Purchase Plan of which Mr. Stansberry and his wife are the trustees.

(15) The address for the Griffon Corporation Employee Stock Ownership Plan is c/o U.S. Trust Company, N.A., as Trustee, 515 South Flower Street, Los Angeles, California 90071. See "Management -- Stock and Compensation Plans -- Employee Stock Ownership Plan."

(16) Includes 4,022,500 shares issuable with respect to options currently exercisable and options which become exercisable within 60 days granted to executive officers under our stock option plans. See "Management -- Stock and Compensation Plans."

                                   MANAGEMENT

OUR OFFICERS

     Our officers are:

NAME                                    AGE              OFFICE HELD
----                                    ---              -----------
Harvey R. Blau........................  65     Chairman of the Board and Chief
                                                 Executive Officer
Robert Balemian.......................  61     President and Chief Financial
                                                 Officer
Patrick L. Alesia.....................  52     Vice President and Treasurer
Edward I. Kramer......................  66     Vice President, Administration
                                                 and Secretary

     Mr. Patrick L. Alesia has been our Vice President since May 1990 and has been our Treasurer since April 1979.

     Mr. Edward I. Kramer has been our Vice President, Administration since February 1997 and our Secretary since February 1998. He has been a member of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel, for more than the past five years. Mr. Kramer is also a member of our Ethics Oversight Committee.

EXECUTIVE COMPENSATION

     The following table sets forth the annual and long-term compensation with respect to the Chairman/ Chief Executive Officer and each of our other executive officers who earned more than $100,000 for services rendered during the fiscal years ended September 30, 2000, 1999 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                                                ----------------------
                                                ANNUAL COMPENSATION             NUMBER OF    LONG-TERM
                                      ---------------------------------------     SHARES     INCENTIVE
                             FISCAL                            OTHER ANNUAL     UNDERLYING     PLAN         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY     BONUS(1)    COMPENSATION(2)    OPTIONS      PAYOUTS    COMPENSATION(3)
---------------------------  ------   --------   ----------   ---------------   ----------   ---------   ---------------
Harvey R. Blau............   2000     $818,000   $1,734,000         --                 --       --           $83,949
  Chairman and Chief         1999      789,000    1,136,000         --            390,000       --            82,855
  Executive Officer          1998      697,000    1,897,000         --          1,050,000       --            81,746
Robert Balemian...........   2000     $739,000   $1,676,000         --                 --       --           $46,908
  President and Chief        1999      713,000    1,078,000         --            290,000       --            45,855
  Financial Officer          1998      691,000    1,839,000         --            650,000       --            44,024
Patrick L. Alesia.........   2000     $273,000   $   95,000         --             40,000       --           $16,797
  Vice President and         1999      258,000       95,000         --             25,000       --            16,792
  Treasurer                  1998      243,000       95,000         --             15,000       --            16,884
Edward I. Kramer..........   2000     $125,000       --             --             15,000       --           $ 7,771
  Vice President,            1999      125,000       --             --             15,000       --             7,691
  Administration and         1998      125,000       --             --             15,000       --             7,386
  Secretary

---------------
(1) Represents for Messrs. Blau and Balemian cash incentive bonus under our Senior Management Incentive Compensation Plan. The bonus amounts for each of Messrs. Blau and Balemian do not include $500,000 which was deferred under such Plan and will be paid in the form of shares of our common stock. Accordingly, there has been reserved 64,751, 68,581 and 57,678 shares of our common stock in respect of each of Messrs. Blau and Balemian's incentive compensation for fiscal 2000, 1999 and 1998, respectively. See
    "Management -- Employment Agreements -- and -- Stock and Compensation
    Plans."

(2) Other Annual Compensation excludes certain perquisites and other non-cash benefits provided by us since such amounts do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the respective officer.

(3) All Other Compensation in fiscal 2000 includes: (a) $61,360, $26,280 and $7,590 of premiums paid by us in respect of certain split-dollar life insurance policies on the lives of Messrs. Blau, Balemian and Alesia, respectively. We are the beneficiary to the extent of the premiums paid; (b) $14,582, $12,621, $1,200 and $1,200 paid by us for term life insurance policies on Messrs. Blau, Balemian, Alesia and Kramer, respectively; (c) our contributions under the Griffon Corporation 401(k) Retirement Plan of $7,007 paid by us for each of Messrs. Blau, Balemian and Alesia and $5,571 for Mr. Kramer and (d) $1,000 in company contributions allocated under our Employee Stock Ownership Plan on behalf of each of Messrs. Blau, Balemian, Alesia and Kramer.

EMPLOYMENT AGREEMENTS

     Effective October 1, 1998, we entered into employment agreements with each of Messrs. Blau and Balemian. The term of the agreements expires December 1, 2003. Pursuant to these agreements:

     - Mr. Blau receives a base salary, subject to annual cost of living adjustments, and an annual bonus calculated in accordance with our Senior Management Incentive Compensation Plan.

     - Mr. Balemian receives a base salary, subject to annual cost of living adjustments, and an annual bonus calculated in accordance with our Senior Management Incentive Compensation Plan.

     The employment agreements further provide for a five year consulting period after the termination of employment during which each executive will receive consulting payments in an annual amount equal to two-thirds of his last annual base salary. The employment agreements also provide for life insurance and for the continuation of certain benefits following death or disability.

     The employment agreements further provide that in the event there is a change in the control of the company, as defined therein, each executive has the option, exercisable within one year after such event, to terminate his employment agreement. Upon such termination, he has the right to receive as a lump sum payment the compensation (including incentive bonus, if any) remaining to be paid for the balance of the term of the agreement. In addition, the company will provide the executive with a tax gross-up payment to cover any excise tax due.

STOCK AND COMPENSATION PLANS

  STOCK OPTION PLANS

     The Company maintains various stock option plans under which options generally vest 50% one year after date of grant and 100% two years after date of grant. The purchase price of the shares subject to each option granted is not less than 100% of the fair market value at the date of grant. The terms of each option are generally ten years and are determined at the time of grant by the board of directors or its Compensation Committee. The participants in these plans are officers and employees of the company and its subsidiaries or affiliates, except that our 1998 Employee and Director Stock Option Plan may also include directors and consultants.

                                                        OPTIONS EXERCISABLE AT NOVEMBER 30,    OPTIONS
                                                                       2000                   AVAILABLE
                                             OPTIONS    -----------------------------------  FOR GRANT AT
                                            AUTHORIZED                       RANGE OF        NOVEMBER 30,
               NAME OF PLAN                 FOR GRANT      NUMBER        EXERCISE PRICES         2000
               ------------                 ----------  -------------  --------------------  ------------
1998 Employee and Director Stock Option
  Plan....................................   1,750,000      678,625    $7.3125 to $14.75        69,750
1998 Stock Option Plan....................   1,000,000    1,000,000         $11.125                 --
1997 Stock Option Plan....................   1,500,000    1,435,000     $13.50 to $15.75        38,500
1995 Stock Option Plan....................   1,000,000      933,000     $7.50 to $9.375         37,000
1992 Non-Qualified Stock Option Plan......   1,000,000      655,000     $6.625 to $9.125         2,000
1988 Non-Qualified Stock Option Plan
  (Expired May 1998)......................   1,000,000      148,000     $7.50 to $9.375             --

  COMPENSATION PLANS

     Senior Management Incentive Compensation Plan. Our Senior Management Incentive Compensation Plan (the "Incentive Plan"), which was adopted by the board of directors in November 1997 and approved by the stockholders in February 1998, provides for annual bonuses to Messrs. Blau and Balemian based upon company performance. Under the Incentive Plan, each of Messrs. Blau and Balemian is entitled to receive a bonus based upon our consolidated pretax earnings, as defined, for each fiscal year. In the case of Mr. Blau, the annual bonus equals 4% of the first $5,000,000 of consolidated pretax earnings, plus 5% of the amount of consolidated pretax earnings in excess of $5,000,000. In the case of Mr. Balemian, the annual bonus equals 2.5% of the first $3,000,000 of consolidated pretax earnings, plus 3.5% of the next $2,000,000 of consolidated pretax earnings, plus 5% of the amount of consolidated pretax earnings in excess of $5,000,000. The first $500,000 of the annual bonus payable for any fiscal year to Messrs. Blau and Balemian is payable in deferred shares of common stock. There are 500,000 shares of common stock authorized under the Incentive Plan of which 382,020 shares have been reserved for issuance.

     The amount of the bonus for each of Messrs. Blau and Balemian for a fiscal year that is payable in deferred shares of common stock (the "Stock Portion") is converted to a hypothetical number of shares of common stock and credited to a bookkeeping account in his name. The number of shares will equal (i) the amount of the Stock Portion divided by (ii) the "Value" of a share of common stock as of the last day of the fiscal year for which the bonus is paid. The "Value" of a share of common stock as of a given date is defined as the average of the closing prices of a share of common stock on the New York Stock Exchange composite tape (or, if the common stock is not listed on such exchange, on any other national securities exchange on which the common stock is listed) for each trading day during the period of 20 trading days ending with such date. If the common stock is not traded on any national securities exchange, the Value of the common stock is to be determined in good faith by the committee administering the Incentive Plan. The deferred stock credited to the accounts of Messrs. Blau and Balemian will be delivered in the form of shares of common stock when he ceases to be our employee, either all at once or in up to five annual installments. However, the committee administering the incentive plan has the power, in its discretion, to accelerate delivery of the deferred stock. Upon a Change in Control of the company (as defined in the Incentive Plan), bonuses will be paid, entirely in cash, with respect to the portion of our then current fiscal year before the Change in Control, based upon performance for that portion of the year, and the deferred stock credited to participants' accounts will be paid to them in the form of cash based upon the Change in Control Consideration (as defined in the Incentive Plan).

     Outside Director Stock Award Plan. We have an Outside Director Stock Award Plan (the "Outside Director Plan"), which was approved by the stockholders in 1994, under which 300,000 shares may be issued to non-employee directors. Annually, at the time of each annual meeting of stockholders, each eligible director is awarded shares of our common stock having a value of $10,000, which shares vest in equal installments over a three-year period. During fiscal 2000, 13,850 shares were issued under the Outside Director Plan. As of December 26, 2000, an aggregate of 228,950 shares remained available for future grants under the Outside Director Plan.

     Employee Stock Ownership Plan. In May 1983, we adopted an Employee Stock Ownership Plan, as amended, ("ESOP" or "Plan"). Our employees and employees of our subsidiaries are eligible to participate in the Plan, provided they are not members of a collective bargaining unit. The ESOP has a Trustee, U.S. Trust Company, N.A. (the "Trustee"), who votes the securities held by the Plan (other than securities of the company which have been allocated to employees' accounts).

     The annual contributions to the Plan are to be in such amounts as the board of directors in its sole discretion shall determine. Each employee who participates in the Plan has a separate account and the annual contribution by us to an employee's account is not permitted to exceed the lesser of $30,000 (or such other limit as may be the maximum permissible pursuant to the provisions of
Section 415 of the Internal Revenue Code and Regulations issued thereunder) or 25% of such employee's annual compensation, as defined under the Plan. No contributions are required of, nor are any accepted from, any employee.

     Contributions to the Plan are invested primarily in the company's securities. The Trustee has the right to purchase the company's securities on behalf of employees. The Trustee is considered the shareholder for the purpose of exercising all owners' and shareholders' rights, with respect to the company's securities held in the Plan, except for voting rights, which inure to the benefit of each participant who can vote all shares held in his account, even if said shares are not vested. As of November 30, 2000 there were 2,415,683 shares in the Plan, of which 2,344,635 were allocated to employees and 71,048 were unallocated.

     The Trustee is empowered to borrow funds for the purpose of purchasing the company's securities. The securities so purchased are required to be held in an acquisition indebtedness account, to be released and made available for allocation as principal and interest are repaid. In December 1996, the ESOP entered into a $3,000,000 loan agreement, the proceeds of which were used to purchase our common stock. The loan provides for repayment in quarterly installments through 2002 and is guaranteed by us. As of December 26, 2000, the Plan had outstanding borrowings of $1,000,000.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth all stock option grants to the executive officers named in the "Summary Compensation Table" during the fiscal year ended September 30, 2000:

                                        INDIVIDUAL GRANTS(1)                      POTENTIAL REALIZED VALUE AT ASSUMED
                        ----------------------------------------------------          ANNUAL RATES OF STOCK PRICE
                          NUMBER          % OF                                      APPRECIATION FOR OPTION TERMS(5)
                        OF SHARES     TOTAL OPTIONS                            ------------------------------------------
                        UNDERLYING     GRANTED TO      EXERCISE                 STOCK                  STOCK
                         OPTIONS      EMPLOYEES IN      PRICE     EXPIRATION   PRICE 5%    DOLLAR    PRICE 10%    DOLLAR
NAME                    GRANTED(2)   FISCAL YEAR(3)     ($/SH)       DATE       ($)(4)    GAIN(1)     ($)(4)     GAIN(1)
----                    ----------   ---------------   --------   ----------   --------   --------   ---------   --------
Harvey R. Blau........     --            --              --          --          --          --        --           --
Robert Balemian.......     --            --              --          --          --          --        --           --
Patrick L. Alesia.....    40,000           6.78%       $7.3125     11-11-09     $11.91    $184,000    $18.97     $466,000
Edward I. Kramer......    15,000           2.54         7.3125     11-11-09      11.91      69,000     18.97      175,000

---------------
(1) All grants are under our stock option plans. Dollar gains are based on the assumed annual rates of appreciation above the exercise price of each option for the term of the option.

(2) Grants were made at the fair market value of our common stock on the date of grant. Grants vest 50% one year after date of grant and 100% two years after the date of grant.

(3) Total options granted to employees in fiscal 2000 were for 690,000 shares of common stock.

(4) The stock price represents the price of our common stock if the assumed annual rates of stock price appreciation are achieved over the term of each of the options.

(5) The increase in market value of our common stock for all stockholders as of December 26, 2000, assuming annual rates of stock appreciation from September 30, 2000 (stock price of $7.5625 per share) over the ten year period used in this table, aggregate $141,200,000 at a 5% rate and $357,800,000 at a 10% rate.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth stock options exercised during fiscal 2000 and all unexercised stock options of the executive officers named in the "Summary Compensation Table" as of September 30, 2000:

                                                                  NUMBER OF               VALUE OF OUTSTANDING
                                                             OUTSTANDING OPTIONS         IN-THE-MONEY OPTIONS AT
                                SHARES                       AT FISCAL YEAR-END            FISCAL YEAR-END(1)
                               ACQUIRED       VALUE      ---------------------------   ---------------------------
NAME                          ON EXERCISE    REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   ----------   -----------   -------------   -----------   -------------
Harvey R. Blau..............     --             --        2,270,000        195,000      $154,700        $61,000
Robert Balemian.............     --             --        1,580,000        145,000       115,600         45,300
Patrick L. Alesia...........     --             --           67,500         52,500           600         10,000
Edward I. Kramer............     --             --           57,500         22,500           300          3,800

---------------
(1) Values are calculated by subtracting the exercise price from the fair market value of the stock as of September 30, 2000.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Effective October 1, 1996 we adopted the Griffon Corporation Supplemental Executive Retirement Plan ("SERP") for certain of its officers.

     The normal retirement age under the SERP is 72. No benefit is payable unless a participant is vested at the time of termination of employment. A participant's right to receive a benefit vests after 20 years of service and one year of participation in the SERP, or upon a Change of Control as defined in the SERP.

     The SERP provides an annual benefit upon termination equal to the sum of .25% of Average Base Salary and 1.5% of Average Bonus/Incentive Compensation
multiplied by completed years of service (up to a maximum of 30). "Average" means the average of the three highest paid years out of the last ten prior to retirement. The benefit is reduced by any Social Security benefit attributable to the employment of the participant. Benefits are adjusted for early retirement and retirement after the normal retirement date. Retirement benefits are payable for life, with a guarantee of 10 years of payments. In addition, the SERP provides a pre-retirement death benefit payable for 10 years to the participant's beneficiary.

     A trust will be established to which contributions will be made to provide for the benefits under the SERP.

     The following tables show the projected annual benefits payable at age 72 under the SERP before the reduction for Social Security benefits. A participant's SERP benefit would be the total of the applicable amounts from each table, minus the Social Security benefit attributable to the participant's employment. The number of years of service of the participants as of September 30, 2000 are: Mr. Blau, 28; Mr. Balemian, 27; and Mr. Alesia, 27.

                BASE SALARY                         BONUS/INCENTIVE COMPENSATION
-------------------------------------------   -----------------------------------------
                         YEARS OF SERVICE                          YEARS OF SERVICE
                         WITH THE COMPANY     ASSUMED AVERAGE      WITH THE COMPANY
   ASSUMED AVERAGE      -------------------   BONUS INCENTIVE   -----------------------
ANNUAL BASE SALARY(1)   25 YEARS   30 YEARS   COMPENSATION(2)    25 YEARS     30 YEARS
---------------------   --------   --------   ---------------   ----------   ----------
      $200,000          $12,500    $15,000      $  100,000      $   37,500   $   45,000
       300,000           18,750     22,500         250,000          93,750      112,500
       400,000           25,000     30,000         500,000         187,500      225,000
       500,000           31,250     37,500       1,000,000         375,000      450,000
       600,000           37,500     45,000       1,500,000         562,500      675,000
       700,000           43,750     52,500       2,000,000         750,000      900,000
       800,000           50,000     60,000       2,500,000         937,500    1,125,000

---------------
(1) Average of a participant's base salary for the highest three years out of the last ten prior to retirement.

(2) Average of a participant's bonus/incentive compensation for the highest three years out of the last ten prior to retirement.

CERTAIN TRANSACTIONS

     Harvey R. Blau, our Chairman of the Board, and Edward I. Kramer, our Vice President, Administration and Secretary are members of the law firm of Blau, Kramer, Wactlar & Lieberman, P.C., our general counsel. For the fiscal year ended September 30, 2000, we paid $722,000 in legal fees to Blau, Kramer, Wactlar &

Lieberman, P.C. Legal fees paid by us to Blau, Kramer, Wactlar & Lieberman, P.C. are reviewed and approved by a committee of independent non-employee directors. In addition, Blau, Kramer, Wactlar & Lieberman, P.C. subleases from us approximately 3,700 square feet of office space at our corporate headquarters. The rental under this sublease agreement is the same rental per square foot that we are paying on our prime lease, including any escalations, and aggregated approximately $95,000 for the fiscal year ended September 30, 2000.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2000, our Compensation Committee consisted of Messrs. Henry
A. Alpert, Abraham M. Buchman, Bertrand M. Bell and Rear Admiral Clarence A. Hill, Jr. (Ret.). None of these persons were our officers or employees during fiscal 2000 nor had any relationship requiring disclosure in this Proxy Statement.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation of our executive officers is generally determined by the Compensation Committee of the board of directors, subject to applicable employment agreements and incentive plans. Each member of the Compensation Committee is a director who is not employed by us or any of our affiliates. The following report with respect to certain compensation paid or awarded to our executive officers during fiscal 2000 is furnished by the directors who comprised the Compensation Committee during fiscal 2000.

EXECUTIVE COMPENSATION OBJECTIVES

     Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase shareholder value. It is our policy to provide incentives to its senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of our businesses. To attain these objectives, our executive compensation program includes a competitive base salary, cash incentive bonuses and stock-based compensation. See "Management -- Employment
Agreements -- and -- Stock and Compensation Plans."

     Stock options are granted to employees, including our executive officers, by the Compensation Committee under our stock option plans. The Committee believes that stock options provide an incentive that focuses the executive's attention on managing our company from the perspective of an owner with an equity stake in the business. Options are awarded with an exercise price equal to the fair market value of common stock on the date of grant, have a maximum term of ten years and generally become exercisable for half of the option shares one year from the date of grant and for all of the option shares two years from the date of grant. Among our executive officers, the number of shares subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on our profitability and growth. Previous grants of stock options are reviewed but are not considered the most important factor in determining the size of any executive's stock option award in a particular year.

     From time to time, the Compensation Committee utilizes the services of independent consultants to perform analyses and to make recommendations to the Committee relative to executive compensation matters. No compensation consultant is paid on a retainer basis.

DETERMINING EXECUTIVE OFFICER COMPENSATION

     The Compensation Committee annually establishes, subject to the approval of the board of directors and any applicable employment agreements and our Senior Management Incentive Plan ("Incentive Plan"), the salaries which will be paid to our executive officers during the coming year. In setting salaries, the Compensation Committee takes into account several factors, including competitive compensation data, the extent to which an individual may participate in the stock plans maintained by us, and qualitative factors bearing on an individual's experience, responsibilities, management and leadership abilities, and job performance.

     For fiscal 2000, pursuant to the terms of his employment agreement with us and the Incentive Plan, Mr. Robert Balemian, our President and Chief Financial Officer, received a base salary and an incentive bonus based on our Consolidated Pretax Earnings. See "Management -- Employment Agreements -- and -- Senior Management Incentive Compensation Plan." In light of this employment agreement and the Incentive Plan, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Balemian. Mr. Patrick L. Alesia, our Vice President and Treasurer received a base salary, a cash bonus and a grant of stock options under our 1998 Employee and Director Stock Option Plan. Mr. Edward
I. Kramer, our Vice President, Administration and Secretary, also received a base salary and a grant of stock options under our 1998 Employee and Director Stock Option Plan. The Compensation Committee determined that the base salaries, bonus and grant of stock options were appropriate given our financial performance, the substantial contributions made by Mr. Alesia and Mr. Edward I. Kramer to such performance and the compensation levels of executives at companies competitive with us.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     For fiscal 2000, pursuant to the terms of his employment agreement with us and the Incentive Plan, Mr. Harvey R. Blau, our Chairman and Chief Executive Officer, received a base salary and an incentive bonus based on our Consolidated Pretax Earnings. See "Management -- Employment Agreements -- and -- Stock and Compensation Plans." In light of this employment agreement and the Incentive Plan, the Compensation Committee was not required to make any decision regarding the compensation of Mr. Blau.

TAX CONSIDERATIONS

     One of our objectives is to maintain cost-effective and tax efficient executive compensation programs. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the tax deduction to $1 million for compensation paid to any one of the named executive officers identified in this proxy statement unless certain requirements are met. One of the requirements is that compensation over $1 million must be based upon attainment of performance goals approved by stockholders. Our plans which have been approved by stockholders are designed to meet these requirements. The Committee's policy is to preserve corporate tax deductions attributable to the compensation of executives while maintaining the flexibility to approve, when appropriate, compensation arrangements which it deems to be in the best interests of our company and our stockholders, but which may not always qualify for full tax deductibility.

                                          The Compensation Committee

                                           Abraham M. Buchman (Chairman)
                                           Henry A. Alpert
                                           Bertrand M. Bell
                                           Rear Admiral Clarence A. Hill, Jr.
                                           (Ret.)

                             AUDIT COMMITTEE REPORT

     The Audit Committee, all of whom are independent within the meaning of applicable rules and regulations, has adopted a charter to set forth its responsibilities. A copy of the charter is attached as Exhibit "B" to this proxy statement.

     The Audit Committee has reviewed and discussed the company's audited financial statements as of and for the year ended September 30, 2000 with management and the company's independent public accountants.

     The Audit Committee has also received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent public accountants their independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2000 for filing with the Securities and Exchange Commission.

                                          The Audit Committee:

                                           William H. Waldorf (Chairman)
                                           Abraham M. Buchman
                                           Martin S. Sussman
                                           Joseph J. Whalen

          COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange (the "NYSE"). These Reporting Persons are required by SEC regulations to furnish us with copies of all Forms 3, 4 and 5 they file with the SEC and the NYSE. Based solely upon our review of the copies of the forms it has received, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal 2000.

                               PERFORMANCE GRAPH

     The following graph sets forth the cumulative total return to our stockholders during the five year period ended September 30, 2000 as well as an overall stock market index (S & P SmallCap 600 Index) and our peer group index (Dow Jones Industrial-Diversified Index).

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

            AMONG GRIFFON CORPORATION, THE S & P SMALLCAP 600 INDEX
                AND THE DOW JONES INDUSTRIAL, DIVERSIFIED INDEX
           [COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN LINE GRAPH]

                                                                                                                DOW JONES
                                                         GRIFFON                                              INDUSTRIAL -
                                                       CORPORATION             S & P SMALLCAP 600              DIVERSIFIED
                                                       -----------             ------------------             ------------
9/95                                                     100.00                      100.00                      100.00
9/96                                                     113.04                      115.31                      136.34
9/97                                                     188.41                      157.94                      198.39
9/98                                                     101.45                      133.70                      210.58
9/99                                                      92.75                      157.15                      312.36
9/00                                                      87.69                      195.14                      385.88

* $100 INVESTED ON SEPTEMBER 30, 1995 IN STOCK OR INDEX, INCLUDING REINVESTMENT OF DIVIDENDS

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as our independent public accountants for the fiscal year ended September 30, 2000 and has been selected by the board of directors, upon the recommendation of the Audit Committee, to continue to act as our independent public accountants for the 2001 fiscal year.

     A representative of Arthur Andersen LLP plans to be present at the Annual Meeting with the opportunity to make a statement if he desires to do so, and will be available to respond to appropriate questions.

                              FINANCIAL STATEMENTS

     A copy of our Annual Report to Stockholders for the fiscal year ended September 30, 2000 has been provided to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the board of directors does not know of any business other than that specified above to come before the meeting, but, if any other business does lawfully come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto, in accordance with their judgment.

     We will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by use of the mails, certain of our officers and employees may solicit proxies by telephone, telegraph or personal interview. We may also request brokerage houses and other custodians, and, nominees and fiduciaries, to forward soliciting material to the beneficial owners of stock held of record by such persons, and may make reimbursement for payments made for their expense in forwarding soliciting material to the beneficial owners of the stock held of record by such persons. We have also retained the firm of MacKenzie Partners, Inc. to assist in soliciting proxies on our behalf at an estimated fee of $10,000, plus out-of-pocket expenses.

     We must receive stockholder proposals with respect to our next annual meeting of stockholders no later than August 31, 2001 to be considered for inclusion in our next Proxy Statement.

                                           By Order of the Board of Directors,

                                                     EDWARD I. KRAMER
                                                        Secretary

Dated: December 28, 2000
      Jericho, New York

                                                                     EXHIBIT "A"

                              GRIFFON CORPORATION
                             2001 STOCK OPTION PLAN

SECTION 1. GENERAL PROVISIONS

1.1 NAME AND GENERAL PURPOSE

     The name of this plan is the Griffon Corporation 2001 Stock Option Plan (hereinafter called the "Plan"). The Plan is intended to enable Griffon Corporation (the "Company") and its subsidiaries and affiliates to foster and promote the interests of the Company by attracting and retaining officers and employees of the Company who contribute to the Company's success by their ability, ingenuity and industry, to enable such officers and employees to participate in the long-term success and growth of the Company by giving them a proprietary interest in the Company and to provide incentive compensation opportunities competitive with those of competing corporations.

1.2 DEFINITIONS

     a. "Affiliate" means any person or entity controlled by or under common control with the Company, by virtue of the ownership of voting securities, by contract or otherwise.

     b. "Board" means the Board of Directors of the Company.

     c. "Change in Control" means a change of control of the Company, or in any person directly or indirectly controlling the Company, which shall mean:

          (a) a change in control as such term is presently defined in Regulation 240.12b-(f) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

          (b) if any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company or any "person" who on the date of this Plan is a director or officer of the Company, becomes the "beneficial owner" (as defined in Rule 13(d)-3 under the Exchange Act) directly or indirectly, of securities of the Company representing ten percent (10%) or more of the voting power of the Company's then outstanding securities; or

          (c) if during the term of the Plan, individuals who at the effective date of the Plan constitute the board of directors, cease for any reason to constitute at least a majority of the board of directors.

     d. "Code" means the Internal Revenue Code of 1986, as amended.

     e. "Committee" means the Committee referred to in Section 1.3 of the Plan.

     f. "Common Stock" means shares of the Common Stock, par value $.25 per share, of the Company.

     g. "Company" means Griffon Corporation, a corporation organized under the laws of the State of Delaware (or any successor corporation).

     h. "Fair Market Value" means the market price of the Common Stock on the New York Stock Exchange consolidated reporting system on the date of the grant or on any other date on which the Common

Stock is to be valued hereunder. If no sale shall have been reported on the New York Stock Exchange consolidated reporting system on such date, Fair Market Value shall be determined by the Committee in accordance with the Treasury Regulations applicable to incentive stock options under Section 422 of the Code.

     i. "Incentive Stock Option" means an Incentive Stock Option as described in
Section 2.1 of the Plan.

     j. "Non-Employee Director" shall have the meaning set forth in Rule 16b-3 promulgated by the Securities and Exchange Commission ("Commission"); provided, that such person is also an "outside director" as set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

     k. "Non-Qualified Stock Option" means a Non-Qualified Stock Option as described in Section 2.1 of the Plan.

     l. "Option" means any option to purchase Common Stock under Section 2 of the Plan.

     m. "Option Agreement" means the option agreement described in Section 2.5 of the Plan.

     n. "Participant" means any officer or employee of the Company, a Subsidiary or an Affiliate on the date of grant who is selected by the Committee to participate in the Plan.

     o. "Subsidiary" means any corporation in which the Company possesses, directly or indirectly, 50% or more of the combined voting power of all classes of stock of such corporation.

     p. "Total Disability" means accidental bodily injury or sickness which wholly and continuously disabled an optionee. The Committee, whose decisions shall be final, shall make a determination of Total Disability.

1.3 ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Board or by the Committee appointed by the Board consisting of two or more members of the Board all of whom shall be Non-Employee Directors. The Committee shall serve at the pleasure of the Board and shall have such powers as the Board may, from time to time, confer upon it.

     Subject to this Section 1.3, the Committee shall have sole and complete authority to adopt, alter, amend or revoke such administrative rules, guidelines and practices governing the operation of the Plan as it shall, from time to time, deem advisable, and to interpret the terms and provisions of the Plan.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee without a meeting, shall constitute the acts of the Committee.

1.4 ELIGIBILITY

     Stock Options may be granted only to officers or employees of the Company or a Subsidiary or Affiliate. All employees are eligible to receive Options under the Plan. Subject to Section 2.3, any person who has been granted any Option may, if he is otherwise eligible, be granted an additional Option or Options.

1.5 SHARES

     The aggregate number of shares reserved for issuance pursuant to the Plan shall be 1,250,000 shares of Common Stock, or the number and kind of shares of stock or other securities which shall be substituted for such shares or to which such shares shall be adjusted as provided in Section 1.6. No individual may be granted options to purchase more than an aggregate of 500,000 shares of Common Stock pursuant to the Plan.

     Such number of shares may be set aside out of the authorized but unissued shares of Common Stock or out of issued shares of Common Stock acquired for and held in the Treasury of the Company, not reserved for any other purpose. Shares subject to, but not sold or issued under, any Option terminating or expiring for any reason prior to its exercise in full will again be available for Options thereafter granted during the balance of the term of the Plan.

1.6 ADJUSTMENTS DUE TO STOCK SPLITS, MERGERS, CONSOLIDATION, ETC.

     If, at any time, the Company shall take any action, whether by stock dividend, stock split, combination of shares or otherwise, which results in a proportionate increase or decrease in the number of shares of Common Stock theretofore issued and outstanding, the number of shares which are reserved for issuance under the Plan and the number of shares which, at such time, are subject to Options shall, to the extent deemed appropriate by the Committee, be increased or decreased in the same proportion, provided, however, that the Company shall not be obligated to issue fractional shares.

     Likewise, in the event of any change in the outstanding shares of Common Stock by reason of any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other corporate change, the Committee shall make such substitution or adjustments, if any, as it deems to be appropriate, as to the number or kind of shares of Common Stock or other securities which are reserved for issuance under the Plan and the number of shares or other securities which, at such time are subject to Options.

     In the event of a Change in Control, at the option of the Board or Committee, (a) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, and (b) an optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control any Option or portion of an Option which was granted more than six
(6) months prior to the date of such surrender, to the extent not yet exercised, and to receive a cash payment in an amount equal to the excess, if any, of the Fair Market Value (on the date of surrender) of the shares of Common Stock subject to the Option or portion thereof surrendered, over the aggregate purchase price for such shares under the Option.

1.7 NON-ALIENATION OF BENEFITS

     Except as herein specifically provided, no right or unpaid benefit under the Plan shall be subject to alienation, assignment, pledge or charge and any attempt to alienate, assign, pledge or charge the same shall be void. If any Participant or other person entitled to benefits hereunder should attempt to alienate, assign, pledge or charge any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease.

1.8 WITHHOLDING OR DEDUCTION FOR TAXES

     If, at any time, the Company or any Subsidiary or Affiliate is required, under applicable laws and regulations, to withhold, or to make any deduction for any taxes, or take any other action in connection with any Option exercise, the Participant shall be required to pay to the Company or such Subsidiary or Affiliate the amount of any taxes required to be withheld, or, in lieu thereof, at the option of the Company, the Company or such Subsidiary or Affiliate may accept a sufficient number of shares of Common Stock to cover the amount required to be withheld.

1.9 ADMINISTRATIVE EXPENSES

     The entire expense of administering the Plan shall be borne by the Company.

1.10 GENERAL CONDITIONS

     a. The Board or the Committee may, from time to time, amend, suspend or terminate any or all of the provisions of the Plan, provided that, without the Participant's approval, no change may be made which would prevent an Incentive Stock Option granted under the Plan from qualifying as an Incentive Stock Option under Section 422 of the Code or result in a "modification" of the Incentive Stock Option under Section 424(h) of the Code or otherwise alter or impair any right theretofore granted to any Participant; and further provided that, without the consent and approval of the holders of a majority of the outstanding shares of Common Stock of the Company present at a meeting at which a quorum exists, neither the Board nor the Committee may make any amendment which (i) changes the class of persons eligible for options; (ii) increases (except as provided under Section 1.6 above) the total number of shares or other securities reserved for issuance under the Plan; (iii) decreases the minimum option prices stated in
Section 2.2 hereof (other than to change the manner of determining Fair Market Value to conform to any then applicable provision of the Code or any regulation thereunder); (iv) extends the expiration date of the Plan, or the limit on the maximum term of Options; or (v) withdraws the administration of the Plan from the Committee consisting of two or more members, each of whom is a Non-Employee Director.

     b. With the consent of the Participant affected thereby, the Committee may amend or modify any outstanding Option in any manner not inconsistent with the terms of the Plan, including, without limitation, and irrespective of the provisions of Sections 2.3(c) and 2.4(b) below, to accelerate the date or dates as of which an installment of an Option becomes exercisable, provided that the Committee shall not have the right to reprice any outstanding options, either by lowering the exercise price or by cancelling and regranting.

     c. Nothing contained in the Plan shall prohibit the Company or any Subsidiary or Affiliate from establishing other additional incentive compensation arrangements for employees of the Company or such Subsidiary or Affiliate.

     d. Nothing in the Plan shall be deemed to limit, in any way, the right of the Company or any Subsidiary or Affiliate to terminate a Participant's employment with the Company or such Subsidiary or Affiliate at any time.

     e. Any decision or action taken by the Board or the Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be conclusive and binding upon all Participants and any person claiming under or through any Participant.

     f. No member of the Board or of the Committee shall be liable for any act or action, whether of commission or omission, (i) by such member except in circumstances involving actual bad faith, nor (ii) by any other member or by any officer, agent or employee.

1.11 COMPLIANCE WITH APPLICABLE LAW

     Notwithstanding any other provision of the Plan, the Company shall not be obligated to issue any shares of Common Stock, or grant any Option with respect thereto, unless it is advised by counsel of its selection that it may do so without violation of the applicable Federal and State laws pertaining to the issuance of securities and the Company may require any stock certificate so issued to bear a legend, may give its transfer agent instructions limiting the transfer thereof, and may take such other steps, as in its judgment are reasonably required to prevent any such violation.

1.12 EFFECTIVE DATE

     The Plan will be adopted on February 7, 2001 if approved by stockholders and shall terminate on February 6, 2011.

SECTION 2. OPTION GRANTS

2.1 AUTHORITY OF COMMITTEE

     Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to determine (i) the Participants to whom Options shall be granted; (ii) the number of shares to be covered by each Option; and (iii) the conditions and limitations, if any, in addition to those set forth in
Section 2 applicable to the exercise of an Option, including without limitation, the nature and duration of the restrictions, if any, to be imposed upon the sale or other disposition of shares acquired upon exercise of an Option.

     Stock options granted under the Plan may be of two types: an incentive stock option ("Incentive Stock Option"); and a non-qualified stock option ("Non-Qualified Stock Option").

     It is intended that the Incentive Stock Options granted hereunder shall constitute incentive stock options within the meaning of Section 422 of the Code and shall be subject to the tax treatment described in Section 422 of the Code.

     Anything in the Plan to the contrary notwithstanding, no provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

     The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. To the extent that any Option does not qualify as an Incentive Stock Option, in whole or in part, it shall constitute a separate Non-Qualified Stock Option to the extent of such disqualification.

2.2 OPTION EXERCISE PRICE

     The price of stock purchased upon the exercise of Options granted pursuant to the Plan shall be the Fair Market Value thereof at the time that the Option is granted.

     If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of the stock of the

Company or any parent corporation of the Company or any Subsidiary or Affiliate and an Option granted to such employee is intended to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code, the exercise price shall be no less than 110% of the Fair Market Value of the Common Stock on the date the Option is granted. The purchase price is to be paid in full in cash, certified or bank cashier's check or, at the option of the Company, Common Stock valued at its Fair Market Value on the date of exercise, or a combination thereof, when the Option is exercised and stock certificates will be delivered only against such payment.

2.3 INCENTIVE STOCK OPTION GRANTS

     Each Incentive Stock Option will be subject to the following provisions:

  a. TERM OF OPTION

     An Incentive Stock Option will be for a term of not more than ten years from the date of grant, except in the case of an employee described in the second paragraph of Section 2.2 above in which case an Incentive Stock Option will be for a term of not more than five years from the date of the grant.

  b. ANNUAL LIMIT

     To the extent the aggregate Fair Market Value of the Common Stock (determined as of the date of grant) with respect to which any options granted hereunder are intended to be designated as Incentive Stock Options under the Plan (or any other incentive stock option plan of the Company or any Subsidiary or Affiliate) which may be exercisable for the first time by the optionee in any calendar year exceeds $100,000, such options shall not be considered incentive stock options.

  c. EXERCISE

     Subject to the power of the Committee under Section 1.10(b) above and except in the manner described below upon the death of the optionee, an Incentive Stock Option may be exercised only in installments as follows: up to one-half of the subject shares on and after the first anniversary of the date of grant, up to all of the subject shares on and after the second such anniversary of the date of the grant of such Option but in no event later than the expiration of the term of the Option.

     An Incentive Stock Option shall be exercisable during the optionee's lifetime only by the optionee and shall not be exercisable by the optionee unless, at all times since the date of grant and at the time of exercise, such optionee is an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, except that, upon termination of all employment (other than by death, Total Disability, or by Total Disability followed by death in the circumstances provided below) with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, the optionee may exercise an Incentive Stock Option at any time within three months thereafter but only to the extent such Option is exercisable on the date of such termination.

     Upon termination of all employment by Total Disability, the optionee may exercise such options at any time within one year thereafter, but only to the extent such Option is exercisable on the date of such termination.

     In the event of the death of an optionee (i) while an employee of the Company, any parent corporation of the Company or any Subsidiary or Affiliate, or (ii) within three months after termination of all employment with the Company, any parent corporation of the Company and any Subsidiary or Affiliate (other than for Total Disability) or (iii) within one year after termination on account of Total Disability of all employment with the Company, any parent corporation of the Company and any Subsidiary or Affiliate, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's Option at any time within the period of one year from the date of death. In the case of clauses (i) and (iii) above, such Option shall be exercisable in full for all the remaining shares covered thereby, but in the case of clause (ii) such Option shall be exercisable only to the extent it was exercisable on the date of such termination.

     Notwithstanding the foregoing provisions regarding the exercise of an Option in the event of death, Total Disability or other termination of employment, in no event shall an Option be exercisable in whole or in part after the termination date provided in the Option.

  d. TRANSFERABILITY

     An Incentive Stock Option granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution.

2.4 NON-QUALIFIED STOCK OPTION GRANTS

     Each Non-Qualified Stock Option will be subject to the following provisions:

  a. TERM OF OPTION

     A Non-Qualified Stock Option will be for a term of not more than ten years from the date of grant.

  b. EXERCISE

     The exercise of a Non-Qualified Stock Option shall be subject to the same terms and conditions as provided under Section 2.3(c) above except that (i) upon termination of all employment of an optionee with the Company or any Subsidiary or Affiliate, such optionee may exercise such options at any time within two years thereafter, and (ii) upon termination of all employment by Total Disability, the optionee may exercise such options at any time within five years thereafter, and (iii) in the event of the death of an optionee within five years after termination on account of Total Disability of all employment with the Company, or any Subsidiary or Affiliate, such optionee's estate or any person who acquires the right to exercise such option by bequest or inheritance or by reason of the death of the optionee may exercise such optionee's option at any time within a period of five years from the date of death.

  c. TRANSFERABILITY

     A Non-Qualified Stock Option granted under the Plan shall be transferable in the discretion of the committee, including transfers to (1) members of the optionee's family, (2) a trust, (3) a family limited partnership, or (4) an estate planning vehicle primarily for the optionee's family.

2.5 AGREEMENTS

     In consideration of any Options granted to a Participant under the Plan, each such Participant shall enter into an Option Agreement with the Company providing, consistent with the Plan, such terms as the Committee may deem advisable.

                                                                     EXHIBIT "B"

                              GRIFFON CORPORATION

                         CHARTER OF THE AUDIT COMMITTEE

I. AUDIT COMMITTEE PURPOSE

     The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

     - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     - Monitor the independence and performance of the Company's independent auditors.

     - Provide an avenue of communication among the independent auditors, management and the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and has direct access to the independent auditors as well as anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

     Audit Committee members shall meet the requirements of the New York Stock Exchange. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent (as such term is defined in the listing standards of the New York Stock Exchange), free from any relationship that may interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

     Audit Committee members shall be elected by the Board at the annual meeting of the Board or until their successors shall be duly elected and qualified. If an audit committee Chair is not designated, the members of the Committee may designate a Chair by majority vote of the Committee membership.

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management and the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors' limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

  REVIEW PROCEDURES

     1. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board of Directors for approval.

     2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

     3. In consultation with management and the independent auditors, consider the integrity of the Company's financial reporting process and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report exposures. Review significant findings prepared by the independent auditors together with management's responses.

     4. Review with management and the independent auditors the Company's quarterly financial statements prior to the filing of the Company's Form 10-Q. Discuss any significant changes to the Company's accounting principles.

  INDEPENDENT AUDITORS

     5. Review the independence and performance of the independent auditors who are ultimately accountable to the Audit Committee and the Board of Directors, and recommend to the Board of Directors the appointment of the independent auditors or the discharge of auditors when circumstances warrant.

     6. Approve the fees and other significant compensation to be paid to the independent auditors.

     7. Ensure that the independent auditors submit on a periodic basis a formal written statement delineating all relationships between the auditors and the Company, and discuss with the independent auditors all significant relationships they have with the Company that could impair their objectivity and independence. If necessary, recommend that the Board of Directors take appropriate action to satisfy itself of the independence of the auditors.

     8. Review the independent auditors' audit plan and general audit approach.

     9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss with the independent auditors certain matters required to be discussed by AICPA Statement of Auditing Standards No. 61.

     10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  OTHER AUDIT COMMITTEE RESPONSIBILITIES

     11. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements including the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

     12. On an annual basis, prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

     13. Perform any other activities consistent with this Charter, the Company's by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

     14. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                             VOTING INSTRUCTIONS TO
                      U.S. TRUST COMPANY, N.A., AS TRUSTEE
           UNDER THE GRIFFON CORPORATION EMPLOYEE STOCK OWNERSHIP PLAN

     I hereby direct that at the Annual Meeting of Stockholders of Griffon Corporation on February 7, 2001 and at any adjournments thereof, the voting rights pertaining to the shares of Griffon Corporation Common Stock deemed allocated to my account under the Griffon Corporation Employee Stock Ownership Plan solely for the purpose of voting at the Annual Meeting shall be exercised as checked on this card, or if not checked, shall be voted in the discretion of the Trustee.

     PARTICIPANTS ARE STRONGLY ENCOURAGED TO READ THE ENCLOSED PROXY STATEMENT CAREFULLY. YOUR VOTING INSTRUCTIONS TO U.S. TRUST ARE STRICTLY CONFIDENTIAL AND WILL NOT BE DISCLOSED UNLESS REQUIRED BY LAW.

     PARTICIPANTS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)
                                SEE REVERSE SIDE

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

     1. Election of the following nominees, as set forth in the proxy statement:

     NOMINEES:  Henry A. Alpert, Abraham M. Buchman, Rear Admiral Clarence A.
                Hill, Jr. (Ret.) and William H. Waldorf

     [ ]  FOR all nominees listed           [ ] WITHHOLD authority to vote

     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

     ----------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

     2. Adoption of the 2001 Stock Option Plan.

     FOR  [ ]              AGAINST  [ ]           ABSTAIN   [ ]



     SIGNATURE(S)___________________________    ___________________________

     DATED: _____________ , 2001

Please sign and date and return this voting instruction card in the attached envelope. This card must be received by 5:00 p.m. Eastern Time on February 2, 2001

                               GRIFFON CORPORATION

                   BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING
                                FEBRUARY 7, 2001

     The undersigned hereby appoints HARVEY R. BLAU and ROBERT BALEMIAN, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on February 7, 2001 and any adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, AND EACH OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. STOCKHOLDERS MAY WITHHOLD THE VOTE FOR ONE OR MORE NOMINEE(S) BY WRITING THE NOMINEE(S) NAME(S) IN THE BLANK SPACE PROVIDED ON THE REVERSE HEREOF. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE ADOPTION OF THE 2001 STOCK OPTION PLAN.


                  (Continued and to be signed on reverse side)
                                SEE REVERSE SIDE

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS.

     1. Election of the following nominees, as set forth in the proxy statement:

     NOMINEES:  Henry A. Alpert, Abraham M. Buchman, Rear Admiral Clarence A.
                Hill, Jr. (Ret.) and William H. Waldorf

     [ ]  FOR all nominees listed           [ ] WITHHOLD authority to vote

     (Instruction: To withhold authority to vote for any individual nominee, print the nominee's name on the line provided below)

     ----------------------------------------------------------------------

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

     2. Adoption of the 2001 Stock Option Plan.

     FOR  [ ]              AGAINST  [ ]           ABSTAIN   [ ]

     3. Upon such other business as may properly come before the meeting or any adjournment thereof.

     PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

     SIGNATURE(S)___________________________    ___________________________

     DATED: _____________ , 2001